CERTIFIED RESOLUTIONS

     I, Wade Bridge, Assistant Secretary of TFS Capital Investment Trust (the "Trust"), hereby certify that the following resolutions were adopted by the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust, by action of written consent on July 6, 2006:

     RESOLVED, that it is the finding of the Trustees that the fidelity bond written by National Union Fire Insurance Company of Pittsburg, PA (the "Bond") in the aggregate amount of $250,000, covering officers and employees of the Trust, in accordance with the requirements of Rule 17g-1 (the "Rule") promulgated by the Securities and Exchange Commission under
     Section 17(g) of the Investment Company Act of 1940 (the "1940 Act"), is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Trust to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the Trust's assets and the nature of the securities in the Trust's portfolios; and further

     RESOLVED, that the premium paid by the Trust under the Bond be, and it hereby is, approved by the Board of Trustees (all Trustees voting) and separately by the Independent Trustees; and further

     RESOLVED, that the Bond be, and it hereby is, approved by the Board of Trustees (all Trustees voting) and separately by the Independent Trustees; and further

     RESOLVED, that any recoveries under the Bond shall be governed by the allocation agreement presented to the Board for approval; and further

     RESOLVED, that the appropriate officers of the Trust be, and they hereby are, authorized and directed to take such other action as may be necessary or appropriate in order to conform to the provisions of the 1940 Act, and the rules and regulations thereunder; and further

     RESOLVED, that the Secretary or Assistant Secretary of the Trust shall file the Bond with the Commission and give all notices required under paragraph
     (g) of the Rule.



July 7, 2006

                                        /s/ Wade Bridge
                                       ---------------------------------
                                       Wade Bridge, Assistant Secretary